               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           NATIONWIDE ELECTRIC, INC.


     The undersigned, Nationwide Electric, Inc., a Delaware corporation (the "Corporation"), for the purpose of amending and restating its Certificate of Incorporation, in accordance with the General Corporation Law of the State of Delaware, does hereby make and execute this Amended and Restated Certificate of Incorporation and does hereby certify that:

     I. The name of the Corporation is Nationwide Electric, Inc. Its original Certificate of Incorporation was filed with the Secretary of State of Delaware on February 17, 1998.

     II. Resolutions approving the Amended and Restated Certificate of Incorporation of the Corporation were duly adopted by unanimous consent of the Board of Directors of the Corporation as of June 15, 1998, declaring such amendment and restatement to be advisable and calling for a vote of the Corporation's stockholders to approve the same.

     III. The Amended and Restated Certificate of Incorporation of the Corporation approved by resolution of the Board of Directors is as follows:

                                   ARTICLE I

     The name of this Corporation is NATIONWIDE ELECTRIC, INC.

                                   ARTICLE II

     The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Registered Agent of the Corporation is The Corporation Trust Company at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

     The total number of shares of capital stock which may be issued by the Corporation is 41,200,000 shares, of which 30,000,000 shares shall be Common Stock, par value $0.01 per share, 1,200,000 shares shall be Class A Nonvoting Common Stock, par value $0.01 per share, and 10,000,000 shares shall be Preferred Stock, par value $0.01 per share.

                   GENERAL PROVISIONS RELATING TO ALL STOCK

     No holder of shares of any class of capital stock of this Corporation or holder of any security or obligation convertible into shares of any class of capital stock of this Corporation shall have any preemptive right whatsoever to subscribe for, purchase or otherwise acquire shares of this Corporation of any class, whether now or hereafter authorized. Stockholders of the Corporation shall not be entitled to cumulative voting of their shares in elections of Directors.

                   GENERAL PROVISION RELATING TO COMMON STOCK

     Each share of Common Stock shall be entitled to one vote on all matters submitted for a vote of the stockholders.

                         GENERAL PROVISIONS RELATING TO
                         CLASS A NONVOTING COMMON STOCK

          1. The Class A Nonvoting Common Stock shall have all of the powers, preferences and rights of the Common Stock except that the Class A Nonvoting Common Stock shall not have any voting rights.

          2. Upon the sale of shares of Common Stock or debt securities of the Corporation in a public offering pursuant to an effective registration statement ("Registration Statement") under the Securities Act of 1933, as amended (the "Public Offering"), all of the issued and outstanding shares of the Class A Nonvoting Common Stock shall, as of the date of the consummation of the sale of Common Stock pursuant to the Registration Statement, be automatically converted into the Conversion Shares (as defined below, and as in effect immediately prior to the date of filing of the Registration Statement). The Corporation shall give the holders of the Class A Nonvoting Common Stock notice of the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of any registration statement relating to any proposed Public Offering prior to such filing. The holders of shares of Class A Nonvoting Common Stock shall present such shares for surrender to the Corporation on or before the closing date of such Public Offering and the Corporation shall issue to such holders a certificate or certificates for shares of Common Stock in accordance with these General Provisions on or before such closing date.

          3. No fractional shares of Common Stock shall be issued upon conversion of the Class A Nonvoting Common Stock. In lieu of any fractional shares to which the holder would

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

otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of such fractional shares of Common Stock as determined in good faith by the Corporation's Board of Directors, whose determination shall be conclusive.

          4. The Corporation shall at all times when the Class A Nonvoting Common Stock shall be outstanding, reserve and keep available out of the authorized but unissued Common Stock, for the purpose of effecting the conversion of the Class A Nonvoting Common Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class A Nonvoting Common Stock.

          5. Each share of Class A Nonvoting Common Stock shall be converted, in accordance with these General Provisions, into one share of Common Stock, adjusted as follows ("Conversion Share"). In case the Corporation shall hereafter: (i) subdivide its outstanding shares of Common Stock; (ii) combine its outstanding Common Stock into a smaller number of shares; or (iii) issue other securities of the Corporation by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), the number and kind of Conversion Shares at the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the owner of any Class A Nonvoting Common Stock converted after such date shall be entitled to receive the number and kind of Conversion Shares which, if such Class A Nonvoting Common Stock had been converted immediately prior to such time, he or she would have owned upon such conversion and been entitled to receive upon such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur; appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made to apply these General Provisions to any Conversion Shares which are not Common Stock in a manner as similar as possible to that for the Common Stock.
In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation, each share of Class A Nonvoting Common Stock shall automatically convert into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Class A Nonvoting Common Stock would have been entitled upon such consolidation, merger or sale; appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made to apply these General Provisions to any Conversion Shares which are not Common Stock in a manner as similar as possible to that of the Common Stock.

          6. As long as any Class A Nonvoting Common Stock of this Corporation is outstanding, this Corporation shall not without the consent of the holders of at least two-thirds of the outstanding Class A Nonvoting Common Stock, given in person or by proxy at a meeting of stockholders called for that purpose, or given in writing:

          (a) Amend or repeal any provision of the Certificate of Incorporation of this Corporation or any amendment thereof or add any provision to such Certificate, if such action would alter the preferences, special rights or powers of the Class A Nonvoting Common Stock so as to affect that stock adversely; or

          (b) Authorize or create, or increase the authorized amount of, any stock ("Prior Preference Stock") having preferential rights (to dividends or to assets on the dissolution, liquidation or winding up of this Corporation) which are prior to those of the Class A Nonvoting Common Stock; or

          (c) Authorize or create any stock, security, debt or obligation convertible into or exchangeable for Prior Preference Stock or evidencing the right to purchase Prior Preference Stock; or

          (d) Increase the authorized amount of Class A Nonvoting Common Stock or authorize or increase the authorized amount of any other stock; or

          (e) Reclassify any shares of Common Stock or any shares of junior stock that may hereafter be created into Prior Preference Stock, Class A Nonvoting Common Stock, or any stock having preferential rights to dividends or to assets of this Corporation on dissolution, liquidation or winding up, which are on a parity with those of the Class A Nonvoting Common Stock; or

          (f) By voluntary action dissolve, liquidate or wind up the Corporation, or sell, lease or convey all or substantially all of the assets of the Corporation (but, the execution and delivery of a mortgage, deed of trust or instrument of pledge, covering all or substantially all of the assets of the Corporation shall not be considered a sale or conveyance thereof); or

          (g)  Effect the merger or consolidation of the Corporation, unless:
               (i) the surviving or resulting corporation (which may be this Corporation or another corporation) will have, immediately after the merger or consolidation, no stock either authorized or outstanding ranking prior to or on a parity with the Class A Nonvoting Common Stock as to dividends or as to assets upon dissolution, liquidation or winding up of the surviving or resulting corporation, except the same or a lesser number of shares of stock having such priority or parity with the same or lesser rights, preferences and powers as the stock of this Corporation authorized and outstanding immediately before the merger or consolidation; and (ii) each holder of Class A Nonvoting Common Stock immediately before the merger or consolidation shall be entitled to retain or receive the same number of shares (with the same rights, preferences and powers) of the resulting corporation.

               Any action specified in this Section 6 as requiring the consent of the holders of two-thirds of the outstanding Class A Nonvoting Common Stock may (unless otherwise provided by statute or this Certificate of Incorporation) be taken with that consent.

          7. As long as any Class A Nonvoting Common Stock is outstanding, this Corporation shall not without the consent of the holders of all the outstanding Class A Nonvoting Common Stock (given in person or by proxy at a meeting of stockholders called for that purpose, or given in writing) amend, repeal or add to Section 6 of these General Provisions.

                GENERAL PROVISIONS RELATING TO PREFERRED STOCK

          1. The Preferred Stock may be issued from time to time in one or more series, each of such series to have such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein, or in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

          2. Authority is hereby granted to the Board of Directors, subject to the provisions of this ARTICLE IV, to create one or more series of Preferred Stock and, with respect to each series, to fix or alter as permitted by law, by resolution or resolutions providing for the issue of such series:

          (a) the number of shares to constitute such series and distinctive designation thereof;

          (b) the dividend rate or rates, if any, on the shares of such series (or the method for the determination thereof), the dividend payment dates, the periods in respect of which dividends are payable ("dividend periods") on the shares of such series, whether such dividends shall be cumulative, and if cumulative, the date or dates from which dividends shall accumulate;

          (c) whether or not the shares of such series shall be redeemable, and, if redeemable, on what terms, including the redemption prices which the shares of such series shall be entitled to receive upon the redemption thereof;

          (d) the amount payable upon the shares of such series in the event of the liquidation, dissolution or other winding up of the Corporation;

          (e) whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

          (f) whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or rate or rates, or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided in such resolution or resolutions;

          (g)  the voting power, if any, of the shares of such series; and

          (h) such other rights, preferences, qualifications, limitations and restrictions, if any, of the shares of such series as the Board of Directors may deem advisable.

          3. No dividend shall be declared and set apart for payment on any series of Preferred Stock in respect of any dividend period for such series unless there shall likewise be or have been paid, or declared and set apart for payment, on all shares of Preferred Stock of each other series entitled to cumulative dividends at the time outstanding which rank equally as to dividends with the series in question, dividends ratably in accordance with the sums which would be payable on such shares through the end of the last preceding dividend period for such series if all dividends were declared and paid in full.

          4. If upon any dissolution of the Corporation, the assets of the Corporation distributable among the holders of any one or more series of Preferred Stock which are: (i) entitled to a preference over the holders of the Common Stock upon such dissolution; and (ii) rank equally in connection with any such distribution, shall be insufficient to pay in full the preferential amount to which the holders of such shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among the holders of each such series of the Preferred Stock ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

          5. In the event the Preferred Stock of any series shall be redeemable, then, at the option of the Board of Directors, the Corporation may at such time or times as may be specified by the Board of Directors as provided in paragraph (c) of Section 2 of this ARTICLE IV redeem all, or any number less than all, of the outstanding shares of such series at the redemption price thereof and on the other terms specified by the Board of Directors as provided in such paragraph (c) (the sum so payable upon any redemption of Preferred Stock being referred to as the "redemption price").

          6. Any amendment to the terms of the Certificate of Designations pertaining to any series of the Preferred Stock of which shares are outstanding shall require only: (i) that the Board of Directors adopt a resolution setting forth the amendment proposed, declaring its advisability, and either calling a special meeting of the holders of the outstanding shares of such series of Preferred Stock for consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of stockholders by the holders of the outstanding shares of such series of Preferred Stock (in either event, subject to the ability of such holders to act by written consent in lieu of voting at a meeting); and (ii) that the holders of a majority (or such greater number as may be required by the Certificate of Designations pertaining to such series) of the outstanding shares of such series of Preferred Stock have voted in favor of the amendment. Except for the holders of the outstanding shares of a series of Preferred Stock the terms of which are being amended, no holder of shares of Common Stock and no holder of shares of any series of Preferred Stock shall be entitled to vote upon such amendment unless the rights of such holders would be adversely affected by such amendment or such vote shall otherwise be required by law.

                                   ARTICLE V

          1. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders, and may not be effected by any consent in writing by such stockholders, unless such consent is unanimous.

          2. Except as otherwise required by law and subject to the rights, if any, of the holders of Preferred Stock or any series thereof, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the President of the Corporation or the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors.

                                   ARTICLE VI

          1. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (an "Indemnitee"), against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

          2. The right to indemnification conferred by this ARTICLE VI shall be presumed to have been relied upon by the Indemnitee and shall be enforceable as a contract right. The Corporation may enter into contracts to provide individual Indemnitees with specific rights of indemnification to the fullest extent permitted by applicable law and may create trust funds, grant security interests, obtain letters of credit, purchase and maintain insurance or use other means to ensure the payment of such amounts as may be necessary to effect the rights provided in this ARTICLE VI or in any such contract. The right to indemnification conferred by this ARTICLE VI shall be in addition to any other similar rights to indemnification which may be provided by contract, the Bylaws of the Corporation or applicable law.

          3. Upon making a request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification under this ARTICLE VI and the Corporation shall have the burden of proof to overcome that presumption in reaching any contrary determination. Such indemnification shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with any Proceeding, consistent with the provisions of applicable law.

                                  ARTICLE VII

          1. The number of Directors of this Corporation shall not be less than three nor more than twelve as may be determined from time to time by the affirmative vote of the majority of the Board of Directors, which determination must be approved by Continuing Director Action (as defined in Section 4 of ARTICLE VIII). The Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors. At the annual meeting of stockholders held in 1999, Class I Directors shall be elected for a one-year term, Class II Directors for a two-year term and Class III Directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 2000, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term. A Director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

          If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his or her predecessor. Any vacancy on the Board of Directors that results from an increase in the number of Directors may be filled by the affirmative vote of a majority of the Board of Directors then in office, and any other vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director; provided, however, that in any case, each vacancy to be filled must also be approved by Continuing Director Action.

          Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this

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

Certificate of Incorporation applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this ARTICLE VII unless expressly provided by such terms.

          2. There shall be no qualifications for election as Directors of the Corporation; except that no person shall be eligible to stand for election as a Director if such person has been convicted of a felony by a court of competent jurisdiction where such conviction is no longer subject to direct appeal.

          3. Except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation the vote required for any action by the Board of Directors, and that from time to time shall affect the Directors' power to manage the business and affairs of the Corporation; and no Bylaw shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

          4. A Director may be removed only for cause, and only by the affirmative vote of the holders of a majority of shares entitled to vote in an election of Directors. No Director so removed may be reinstated so long as the cause for removal continues to exist. For purposes of this Section 4 of this
ARTICLE VII, "cause" shall be limited to: (i) conviction of a felony; (ii) declaration of unsound mind by order of a court; (iii) gross dereliction of duty; (iv) commission of a crime involving moral turpitude; or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit to the Director and a material injury to the Corporation.

          5. Advance notice of nominations for the election of Directors other than nominations made by the Board of Directors or a committee thereof shall be given to the Corporation in the manner provided in the Bylaws.

                                  ARTICLE VIII

          1. In addition to any affirmative vote required by law or by this Certificate of Incorporation, and except as otherwise provided in Section 3 of this ARTICLE VIII:

          (a) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with: (i) any Interested Stockholder (as hereinafter defined); or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) or Associate (as hereinafter defined) of an Interested Stockholder; or

          (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any assets of the Corporation or of any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) equal to the greater of $1,000,000 or more, or 5% or more of the consolidated stockholders' equity of the Corporation and its consolidated subsidiaries as shown in the most recent audited consolidated balance sheet of the Corporation and its consolidated subsidiaries; or

          (c) the issuance, sale or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any securities of the Corporation or any Subsidiary in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equal to the greater of $1,000,000 or more, or 5% or more of the consolidated stockholders' equity of the Corporation and its consolidated subsidiaries, as shown in the most recent audited consolidated balance sheet of the Corporation and its consolidated subsidiaries; or

          (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

          (e) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries, or any other transaction, in any such case whether or not with or into or otherwise involving any Interested Stockholder), which, in any such case, has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder,

shall not be consummated without: (i) the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of Directors ("Voting Stock"); and (ii) the affirmative vote of a majority of the combined voting power of the then outstanding shares of Voting Stock held by Disinterested Stockholders (as hereinafter defined), in each case voting together as a single class.

          2. The term "Business Combination" as used in this ARTICLE VIII shall mean any transaction which is referred to in any one or more of paragraphs
(a) through (e) of Section 1 of this ARTICLE VIII.

          3. The provisions of Section 1 of this ARTICLE VIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other applicable provision of this Certificate of Incorporation, if all the conditions specified in either of the following paragraphs (a) or (b) are met:

          (a) the Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall only be effective if obtained by Continuing Director Action; or

          (b)  each of the following conditions shall have been met:

               (i) the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following: (A) if applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (I) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date"), or (II) in the transaction in which it became an Interested Stockholder, whichever is higher; and (B) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this ARTICLE VIII as the "Determination Date"), whichever is higher;

               (ii) the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Preferred Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (ii) shall be required to be met with respect to every class or series of outstanding Preferred Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class or series of Voting Stock): (A) if applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class or series of Preferred Stock acquired by it (I) within the two-year period immediately prior to the Announcement Date, or (II) in the transaction in which it became an Interested Stockholder, whichever is higher; (B) if applicable, the highest preferential amount per share to which the holders of shares of such class or series of Preferred Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and (C) the Fair Market Value per share of such class or series of Preferred Stock on the Announcement Date or on the Determination Date, whichever is higher;

               (iii) the consideration to be received by holders of a particular class or series of outstanding Voting Stock shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class or series of Voting Stock. If the Interested Stockholder has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it;

               (iv) after such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business
               Combination: (A) except as approved by Continuing Director Action, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock; (B) there shall have been (I) no reduction in the annual rate of dividends paid on Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by Continuing Director Action, and (II) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by Continuing Director Action; and (C) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder;

               (v) after such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

               (vi) such Interested Stockholder shall not have made or caused any major change in the Corporation's business or equity capital structure without approval by Continuing Director Action.

          4.   For the purposes of this ARTICLE VIII:

          (a) A "person" shall mean any individual, firm, corporation, general partnership, limited partnership, limited liability company, trust or other entity.

          (b) "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which together with its Affiliates and Associates:

               (i) is the beneficial owner, directly or indirectly, of 10% or more of the combined voting power of the then outstanding shares of Voting Stock; or

               (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the combined voting power of the then outstanding shares of Voting Stock; or

               (iii) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

          (c) "Disinterested Stockholder" shall mean a stockholder of the Corporation (other than the Corporation or a Subsidiary) who is not an Interested Stockholder or an Affiliate or an Associate of an Interested Stockholder.

          (d)  A person shall be a "beneficial owner" of any Voting Stock:

               (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1998; or

               (ii) which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, warrants or options, or otherwise, or (B) the right to vote or to direct the vote pursuant to any agreement, arrangement or understanding; or

               (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          (e) For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (b) or this Section 4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by such person through application of paragraph (d) of this Section 4 but shall not include any other shares of Voting Stock which may be issuable to other persons pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

          (f) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on January 1, 1998.

          (g) "Subsidiary" shall mean any corporation of which a majority of the outstanding stock having ordinary voting power for the election of directors is owned by the Corporation, by a Subsidiary or by the Corporation and one or more Subsidiaries, provided, however, that for the purposes of the definitions set forth in paragraphs (b) and (c) of this Section 4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned by the Corporation, by a Subsidiary or by the Corporation and one or more Subsidiaries.

          (h) "Continuing Director" means any member of the Board of Directors of the Corporation in office at the applicable time who is unaffiliated with, and not a nominee of, the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with, and not a nominee of, the Interested Stockholder and who is recommended to succeed a Continuing Director by Continuing Director Action.

          (i) "Continuing Director Action" means an action taken which is approved by a majority of the Continuing Directors at a meeting of Directors at which at least 80% of the Continuing Directors then in office are present.

          (j) "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30 calendar day period immediately preceding the date in question of a share of such stock on the New York Stock Exchange Composite Tape, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30 calendar day period preceding the date in question of the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by Continuing Director Action; and (ii) in the case of stock of any class or series which is not traded on any securities exchange or in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such stock or property, as the case may be, on the date in question as determined by Continuing Director Action.

          (k) "Announcement Date" means the date of first public announcement of the proposed Business Combination.

          (l) "Determination Date" means the date on which the Interested Stockholder became an Interested Stockholder.

          The Continuing Directors by Continuing Director Action shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this
ARTICLE VIII, including, without limitation: (a) whether a person is an Interested Stockholder; (b) the number of shares of Voting Stock beneficially owned by any person; (c) whether a person is an Affiliate or Associate of another person; (d) whether the requirements of Section 3 of this ARTICLE VIII have been met with respect to any Business Combination; and (e) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value equal to or in excess of the greater of $1,000,000 or more, or 5% or more of the consolidated stockholders' equity of the Corporation, as shown in the most recent audited consolidated balance sheet of the Corporation and its consolidated subsidiaries. The good faith determination of the Continuing Directors by Continuing Director Action on such matters shall be conclusive and binding for all purposes of this ARTICLE VIII.

          5. Nothing contained in this ARTICLE VIII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

          6. The fact that any Business Combination complies with the provisions of Section 3 of this ARTICLE VIII shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

                                   ARTICLE IX

          1. In addition to any affirmative vote required by law or by this Certificate of Incorporation, and except as otherwise provided in Section 2 of this ARTICLE IX:

          (a) any merger or consolidation of the Corporation or any Subsidiary (as defined in Section 4 of ARTICLE VIII) with or into any other corporation, or

          (b) any sale, lease or exchange of all or substantially all of the property and assets of the Corporation or any Subsidiary, including its goodwill and its corporate franchises, to or with any other corporation, person or other entity, shall not be consummated without: (i) the affirmative vote of the holders of at least two-thirds (66 2/3%) of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of directors ("Voting Stock"); and (ii) the affirmative vote of a majority of the combined voting power of the then outstanding shares of Voting Stock held by Disinterested Stockholders (as defined in Section 4 of ARTICLE VIII).

          2. The provisions of this ARTICLE IX shall not apply to any transaction described in clauses (a) or (b) of Section 1 of this ARTICLE IX if:

          (a) such transaction shall have been approved by Continuing Director Action (as defined in Section 4 of ARTICLE VIII), or

          (b) such transaction involves solely the Corporation and a Subsidiary, none of whose stock is beneficially owned by an Interested Stockholder (as defined in Section 4 of ARTICLE VIII) (other than beneficial ownership arising solely because of control of the Corporation), provided that if the Corporation is not the surviving company: (i) each stockholder of the Corporation receives the same type of consideration in such transaction in proportion to his or her stockholdings; (ii) the provisions of ARTICLES VII through XII of this Certificate of Incorporation are continued in effect or adopted by such surviving company as part of its certificate or articles of incorporation or association and such certificate or articles have no provisions inconsistent with such provisions; and (iii) the provisions of the Corporation's Bylaws are continued in effect or adopted by such surviving company.

          3. The Continuing Directors by Continuing Director Action shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this
ARTICLE IX, including, without limitation: (a) whether a person is a Disinterested Stockholder; (b) the number of shares of Voting Stock beneficially owned by any person; and (c) whether a transaction described in Section 1 of this ARTICLE IX is proposed. The good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all purposes of this ARTICLE IX.

          4. Nothing contained in this ARTICLE IX shall be construed to relieve any beneficial owner of shares of the Corporation from any fiduciary obligation imposed by law.

                                   ARTICLE X

     In discharging the duties of their respective positions, the Board of Directors and/or a committee or committees of the Board and/or individual Directors (collectively or individually, as the case may be, a "Director or Directors") when evaluating any Acquisition Proposal (as defined below) or presenting any related matter to the stockholders of the Corporation, shall, in connection with the exercise of such Directors' judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to such factors as the Directors determine to be relevant, including without limitation:

          (a) the consideration being offered in the Acquisition Proposal in relation to such Directors' estimate of: (i) the current value of the Corporation and/or its equity securities (or relevant portion of such equity securities) and/or its assets (or relevant portion of its assets) in a freely negotiated or independent transaction, whether in the form of a merger, consolidation, sale of assets or securities, reorganization, recapitalization, or any combination of the foregoing; (ii) the current value of the Corporation and/or its equity securities (or relevant portion of such equity securities) and/or its assets (or relevant portion of its assets) if orderly liquidated in a complete or partial liquidation; (iii) the future value of the Corporation and/or its equity securities (or relevant portion of such equity securities) and/or its assets (or relevant portion of its assets) over a period of years if the Corporation remained an independent entity, in each case discounted to current value at a discount rate reflective of the relevant risk or risks involved; (iv) premiums over market prices for the equity securities of other corporations in similar transactions; (v) the future prospects of the Corporation, the earnings potential and growth in asset value of the Corporation over a period of years, the Corporation's short-term and/or long-term plans and/or the likelihood of increasing or enhancing any or all of the foregoing if such short-term and/or long-term plans are achieved;

               (vi) other alternatives that may be available to the Corporation for increasing the current or future value of the Corporation and/or its equity securities (or relevant portion of its equity securities) and/or its assets (or relevant portion of its assets); and (vii) opinions or advice rendered by investment bankers, appraisers and other valuation professionals retained by the Corporation with respect to such of the matters set forth in
               (i)-(vi) above as may be relevant;

          (b) then existing political, economic and other factors bearing on security prices or asset values generally or the current market value of the Corporation's securities or assets in particular;

          (c) whether the Acquisition Proposal might violate federal, state or local laws;

          (d) social, legal and economic effects on any or all groups affected, including, without limitation, stockholders, employees, suppliers, customers, creditors and others having similar relationships with the Corporation, and the communities in which the Corporation conducts its businesses;

          (e) the financial condition and earning prospects of the Person (as defined below) making the Acquisition Proposal including such Person's ability to service its debts and other existing or likely financial obligations;

          (f) the competence, experience, integrity, intent and conduct (past, stated and potential) of the Person (as defined below) making the Acquisition Proposal;

          (g) the short-term and long-term interests of the Corporation, including without limitation benefits that may accrue to the Corporation from its short-term and/or long-term plans and the possibility that these interests may be best served by the continued independence of the Corporation; and

          (h)  all other pertinent factors.

          In considering the foregoing factors, including any other pertinent factors not listed above, such Directors shall not be required, in considering the best interests of the Corporation, to regard any corporate interest or the interest of any particular group affected by such action, including, without limitation, the interests of stockholders of the Corporation, as a dominant or controlling interest or factor.

          For the purposes of this ARTICLE X, the term "Acquisition Proposal" shall mean a proposal or offer of any Person (it being understood that a "Person" shall mean any individual, firm, corporation or other entity): (a) to make a tender offer, exchange offer or other comparable offer for any equity security of the Corporation; (b) to effect a merger, consolidation, reorganization or recapitalization with or involving another Person (as defined above); (c) to effect any purchase, sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets or equity securities of the Corporation with or involving another Person (as defined above); (d) to effect a complete or partial liquidation or dissolution of the Corporation; or (e) to effect a "business combination" (as defined in Section 203(c)(3) of the General Corporation Law of Delaware, as amended from time to time).

                                   ARTICLE XI

          No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such Director as a Director; provided, however, that this ARTICLE XI shall not eliminate or limit the liability of a Director to the extent provided by applicable law: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the General Corporation Law of Delaware; or (iv) for any transaction from which the Director derived an improper personal benefit. No amendment to or repeal of this ARTICLE XI shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

                                  ARTICLE XII

          Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code (relating to the General Corporation Law of the State of Delaware) or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code (relating to the General Corporation Law of the State of Delaware) order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as such court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, such compromise or arrangement and such reorganization shall, if sanctioned by the court to which such application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                  ARTICLE XIII

          1. In addition to any requirements of any other provisions of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate of Incorporation), the affirmative vote, at an annual or special meeting of the stockholders, of the holders of two-thirds (66 2/3%) or more of the combined voting power of the then outstanding shares of Voting Stock (as defined in Section 1 of ARTICLE VIII), voting together as a single class shall be required to amend, alter or repeal, or adopt any provision inconsistent with, ARTICLES V, VII and X.

          2. In addition to any requirements of any other provisions of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate of Incorporation), the affirmative vote, at an annual or special meeting of the stockholders, of the holders of 80% or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, ARTICLE VIII unless such action is approved by Continuing Director Action (as defined in Section 4 of ARTICLE VIII), in which case the affirmative vote of the holders of a majority of the combined voting power is sufficient to approve such action; provided however, that the affirmative vote of a majority of the combined voting power of the then outstanding shares of Voting Stock held by the Disinterested Stockholders (as defined in Section 4 of ARTICLE VIII), voting together as a single class, shall also be required to amend, alter or repeal, or adopt any provision inconsistent with, ARTICLE VIII.

          3. In addition to any requirements of any other provisions of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate of Incorporation or any such resolution or resolutions), the affirmative vote, at an annual or special meeting of the stockholders, of the holders of two-thirds (66 2/3%) or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, ARTICLE IX unless such action is approved by Continuing Director Action, in which case the affirmative vote of the holders of a majority of the combined voting power is sufficient to approve such action; provided however, that the affirmative vote of a majority of the combined voting power of the then outstanding shares of Voting Stock held by the Disinterested Stockholders (as defined in Section 4 of ARTICLE VIII) voting together as a single class, shall also be required to amend, alter or repeal, or adopt any provision inconsistent with, ARTICLE IX.

          4. In addition to any requirements of any other provisions of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate of Incorporation), the affirmative vote, at an annual or special meeting of the stockholders, of the holders of two-thirds (66 2/3%) or more of the combined voting power of the then outstanding shares of Voting Stock voting together as a single class shall be required to amend, alter or repeal, or adopt any provision in this Certificate of Incorporation inconsistent with the Bylaws of the Corporation.

          5. In addition to any requirements of any other provisions of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate of Incorporation), none of Sections 1, 2, 3 or 4 or this ARTICLE XIII may be amended, altered or repealed, nor may any provision inconsistent therewith be adopted, unless the respective percentage or more of the combined voting power specified therein of the outstanding shares of Voting Stock (as defined in Section 1 of ARTICLE VIII) voting together as a single class, votes in favor thereof, nor may this Section 5 of this ARTICLE XIII be amended, altered or repealed, nor may any provision inconsistent herewith be adopted unless the holders of 80% or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, vote in favor thereof.

     IV. Thereafter, pursuant to such resolutions of the Board of Directors, this Amended and Restated Certificate of Incorporation was duly adopted by unanimous consent in lieu of a special meeting of the stockholders of the Corporation dated June 15, 1998, all in accordance with the Bylaws of the Corporation and the laws of the State of Delaware.

     V. This amendment and restatement has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended.

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed on behalf of the Corporation by its President and attested by its Secretary as of June 15, 1998, and each of them does hereby affirm and acknowledge that this Amended and Restated Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true.


/s/ Frank R. Clark                            /s/ Frederick C. Green IV
-------------------------------               ----------------------------------
Frank R. Clark, Secretary                     Frederick C. Green IV, President

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